UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A
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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CONTEXTLOGIC INC.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of a press release relating to the proposed acquisition of substantially all of the assets of ContextLogic Inc., a Delaware corporation (the “Company”), by Qoo10 Inc., a Delaware corporation (“Qoo10 Delaware”), or its designated affiliate, other than (A) federal income tax net operating loss carryforwards and certain other tax attributes of the Company, (B) the Company’s marketable securities held in a specified wealth management account and (C) the Company’s cash and cash equivalents held in that wealth management account, as specified in that certain Asset Purchase Agreement, dated February 10, 2024, by and among the Company, Qoo10 Delaware and Qoo10 Pte. Ltd., a Singapore private limited company and parent of Qoo10 Delaware, as amended. The press release was first used or made available on March 18, 2024.

FOR IMMEDIATE RELEASE

ContextLogic Files Definitive Proxy Statement Regarding Proposed Transaction with Qoo10

Board Unanimously Recommends Stockholders Vote “FOR” Pending Transaction with Qoo10 and Ensure the Preservation of $2.7 Billion of NOLs

Stockholders to Receive Proxy Materials in Coming Days to Vote and Approve Transaction

Special Meeting to be Held on April 12, 2024

SAN FRANCISCO, March 18, 2024 — ContextLogic Inc. (d/b/a Wish) (NASDAQ: WISH) (“ContextLogic” or the “Company”) today announced that a special meeting of its stockholders has been called to consider and vote on its proposed transaction with Qoo10 Pte. Ltd. (“Qoo10”), among other related proposals (the “Special Meeting”). As previously announced on February 12, 2024, a Qoo10 wholly owned subsidiary (the “Buyer”) will acquire substantially all of the Company’s operating assets and liabilities, principally comprising its Wish ecommerce platform (the “Asset Sale”), for approximately $173 million in cash, subject to certain purchase price adjustments. Taking into account the Company’s current estimates of the impact of those purchase price adjustments, the Company estimates that ContextLogic’s cash on hand (including the net proceeds from the Asset Sale) would be approximately $150 million to $157 million if the Asset Sale closes on or about April 16, 2024.

The Special Meeting will be held virtually on April 12, 2024 at 10 a.m. Pacific time, and ContextLogic stockholders of record at the close of business on March 7, 2024 are entitled to vote at or in advance of the Special Meeting. The ContextLogic Board of Directors (the “Board”) unanimously recommends that ContextLogic stockholders vote “FOR” all proposals to be voted on at the Special Meeting.

Following the close of the Asset Sale, ContextLogic will have limited operating expenses and a balance sheet that will be debt-free and will include net cash proceeds from the Asset Sale, approximately $2.7 billion of Net Operating Losses (“NOLs”) carryforwards and certain retained assets. The Board intends to use the proceeds from the transaction to help utilize its NOLs. The Board also intends to explore the opportunity for a financial sponsor to help ContextLogic realize the value of its tax assets.

The Board is unanimous in its view that the proposed sale of the Company’s operating assets and liabilities, while preserving the significant NOLs and certain other tax attributes, represents the best path forward to maximize value for ContextLogic stockholders. The Company’s post-closing Board will conduct a careful and extensive review of available opportunities for the Company’s NOLs and certain other tax attributes, and there is no set timeframe for completing the exploration of alternatives. The expectation is that, after that review has run its course, the Board will authorize the Company to distribute its cash to stockholders if the Board eventually determines that it will be unable to utilize the NOLs and certain other tax attributes.

The Company expects to complete the transaction in the second quarter of 2024, subject to the approval of ContextLogic’s stockholders and other customary closing conditions. To facilitate the solicitation of proxies in connection with the Special Meeting, the Company has filed definitive proxy materials with the U.S. Securities and Exchange Commission (the “SEC”).

The ContextLogic Board mailed the following to stockholders:

Dear Fellow Stockholders, ContextLogic Inc. (“ContextLogic” or the “Company”) has made significant progress towards completing our proposed value maximizing transaction with Qoo10 Pte. Ltd. (“Qoo10”). As previously announced on February 12, 2024, a Qoo10 wholly owned subsidiary (the “Buyer”) will acquire substantially all of the Company’s operating assets and liabilities, principally comprising its Wish ecommerce platform (the “Asset Sale”). Following closing of the Asset Sale, ContextLogic will have limited operating expenses and a balance sheet that will be debt-free and will include net cash proceeds from the Asset Sale, approximately $2.7 billion of Net Operating Losses (“NOLs”) carryforwards and certain retained assets. The ContextLogic Board of Directors (the “Board”) intends to use the proceeds from the transaction to help utilize its NOLs. Taking into account ContextLogic’s current estimates of the impact of purchase price adjustments, ContextLogic estimates that its cash on hand (including the net proceeds from the Asset Sale) would be approximately $150 million to $157 million if the Asset Sale closes on or about April 16, 2024. The Company’s Special Meeting is scheduled for April 12, 2024, and stockholder approval is required to complete the Asset Sale. The Board is unanimous in its view that the proposed sale of the Company’s operating assets and liabilities, while preserving its approximately $2.7 billion of NOLs, represents the best path forward to maximize value for ContextLogic stockholders. As such, the Board encourages you to vote today “FOR” all proposals to be voted on at the Special Meeting. March 15, 2024 PROTECT THE VALUE OF YOUR INVESTMENT VOTE “FOR” ALL PROPOSALS TODAY YOUR VOTE IS IMPORTANT If you have any questions, or need assistance in voting your shares on the proxy card, please contact our proxy solicitor: MacKenzie Partners, Inc. +1 (800) 322-2885 proxy@mackenziepartners.com

For more information on the transaction, please visit ir.wish.com/.

Additional Information and Where to Find It In connection with the Asset Sale, the Company has filed with the Securities and Exchange Commission (the “SEC”), and will furnish to the Company’s stockholders, a definitive proxy statement, and other relevant documents pertaining to the transactions contemplated by the asset purchase agreement with the Buyer and Qoo10 (the “Transactions”). Stockholders of the Company are urged to read the definitive proxy statement and other relevant documents carefully and in their entirety because they contain important information about the Transactions. Stockholders of the Company may obtain the definitive proxy statement and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov or by directing a request to ContextLogic Inc., One Sansome Street, 33rd Floor, San Francisco, California 94104, Attention: Ralph Fong. Participants in the Solicitation The directors, executive officers and certain other members of management and employees of the Company are “participants” in the solicitation of proxies from stockholders of the Company in favor of the Transactions. Information regarding the persons who, under the rules of the SEC, are participants in the solicitation of the stockholders of the Company in connection with the Transactions, including a description of their direct or indirect interests in the Transactions, by security holdings or otherwise, are set forth in the definitive proxy statement filed by the Company with the SEC. Information regarding the Company’s directors and executive officers, their ownership of Company stock, and the Company’s transactions with related parties is contained in the sections entitled “Directors, Executive Officers, and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on March 9, 2023 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001822250/000114036123010911/ny20006182x2_def14a.htm), in the Company’s Current Report on Form 8-K filed with the SEC on April 11, 2023 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001822250/0000 95017023012442/wish-20230410.htm), and in the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2023 (and which is available at https:// www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001822250/000095017023067343/wish-20231129.htm). To the extent holdings of Company securities by the directors and executive officers of the Company have changed from the amounts of securities of the Company held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3 or Forms 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated in the previous section. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement filed with the SEC. Forward-Looking Statements Except for historical information, all other information in this communication consists of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and related oral statements the Company, Qoo10 or the Buyer may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the transaction may not be satisfied, (2) the timing of completion of the transaction is uncertain, (3) the amount of the purchase price adjustment under the asset purchase agreement with the Buyer and Qoo10 is uncertain and may be material, (4) the amount of that purchase price adjustment could be adversely affected by any delays in closing the transaction, including delays in obtaining the stockholder vote at the Special Meeting, (5) there can be no assurance as to the extent to which the post-closing Company will find opportunities to utilize the NOLs, and when any such utilization will occur, (6) the business of the Company may suffer as a result of uncertainty surrounding the transaction, (7) events, changes or other circumstances could occur that could give rise to the termination of the asset purchase agreement with the Buyer and Qoo10, (8) there are risks related to the disruption of management’s attention from the ongoing business operations of the Company due to the transaction, (9) the announcement or pendency of the transaction could affect the relationships of the Company with its clients, operating results and business generally, including on the ability of the Company to retain employees, (10) the outcome of any legal proceedings initiated against the Company, Qoo10 or the Buyer following the announcement of the transaction could adversely affect the Company, Qoo10 or the Buyer, including the ability of each to consummate the transaction, and (11) the Company may be adversely affected by other economic, business, and/or competitive factors, as well as management’s response to any of the aforementioned factors. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of the Company on file with the SEC. Neither the Company nor Qoo10 or the Buyer undertakes any obligation to update, correct or otherwise revise any forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company, Qoo10 or the Buyer and/or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

About Wish

Wish brings an affordable and entertaining shopping experience to millions of consumers around the world. Since our founding in San Francisco in 2010, we have become one of the largest global ecommerce platforms, connecting millions of value-conscious consumers to hundreds of thousands of merchants globally. Wish combines technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, and personalized shopping experience for its users. For more information about the company or to download the Wish mobile app, visit www.wish.com or follow @Wish on Facebook, Instagram and TikTok or @WishShopping on X (formerly Twitter) and YouTube.

Additional Information and Where to Find It

In connection with the Asset Sale, the Company has filed with the SEC, and will furnish to the Company’s stockholders, a definitive proxy statement, and other relevant documents pertaining to the transactions contemplated by the asset purchase agreement with the Buyer and Qoo10 (the “Transactions”). Stockholders of the Company are urged to read the definitive proxy statement and other relevant documents carefully and in their entirety because they contain important information about the Transactions. Stockholders of the Company may obtain the definitive proxy statement and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov or by directing a request to ContextLogic Inc., One Sansome Street, 33rd Floor, San Francisco, California 94104, Attention: Ralph Fong.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company are “participants” in the solicitation of proxies from stockholders of the Company in favor of the Transactions. Information regarding the persons who, under the rules of the SEC, are participants in the solicitation of the stockholders of the Company in connection with the Transactions, including a description of their direct or indirect interests in the Transactions, by security holdings or otherwise, are set forth in the definitive proxy statement filed by the Company with the SEC. Information regarding the Company’s directors and executive officers, their ownership of Company stock, and the Company’s transactions with related parties is contained in the sections entitled “Directors, Executive Officers, and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on March 9, 2023 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001822250/000114036123010911/ny20006182x2_def14a.htm), in the Company’s Current Report on Form 8-K filed with the SEC on April 11, 2023 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001822250/000095017023012442/wish-20230410.htm), and in the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2023 (and which is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001822250/000095017023067343/wish-20231129.htm). To the extent holdings of Company securities by the directors and executive officers of the Company have changed from the amounts of securities of the Company held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3 or Forms 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated in the previous section. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement filed with the SEC.

Forward Looking Statements

Except for historical information, all other information in this communication consists of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and related oral statements the Company, Qoo10 or the Buyer may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the transaction may not be satisfied, (2) the timing of completion of the transaction is uncertain, (3) the amount of the purchase price adjustment under the asset purchase agreement with the Buyer and Qoo10 is uncertain and may be material, (4) the amount of that purchase price adjustment could be adversely affected by any delays in closing the transaction, including delays in obtaining the stockholder vote at the Special Meeting, (5) there can be no assurance as to the extent to which the post-closing Company will find opportunities to utilize the NOLs, and when any such utilization will occur, (6) the business of the Company may suffer as a result of uncertainty surrounding the transaction, (7) events, changes or other circumstances could occur that could give rise to the termination of the asset purchase agreement with the Buyer and Qoo10, (8) there are risks related to the disruption of management’s attention from the ongoing business operations of the Company due to the transaction, (9) the announcement or pendency of the transaction could affect the relationships of the Company with its clients, operating results and business generally, including on the ability of the Company to retain employees, (10) the outcome of any legal proceedings initiated against the Company, Qoo10 or the Buyer following the announcement of the transaction could adversely affect the Company, Qoo10 or the Buyer, including the ability of each to consummate the transaction, and (11) the Company may be adversely affected by other economic, business, and/or competitive factors, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of the Company on file with the SEC. Neither the Company nor Qoo10 or the Buyer undertakes any obligation to update, correct or otherwise revise any forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company, Qoo10 or the Buyer and/or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

Contacts

Investor Relations:

Ralph Fong, Wish
ir@wish.com

Media:

Carys Comerford-Green, Wish
press@wish.com

Nick Lamplough/Dan Moore/Jack Kelleher, Collected Strategies
WISH-CS@collectedstrategies.com

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